Exhibit 10.29

FIRST AMENDED PROMISSORY NOTE

$95,960.10      Date: June 12, 2023

For value received, the undersigned Zero Nox Inc. (the “Borrower”), at 1343 S. Main St., Porterville, California 93257, promises to pay to the order of Vonn R. Christenson (the “Lender”), at 22910 Ave. 178, Porterville, CA 93257 (or at such other place as the Lender may designate in writing), the sum of $95,960.10 with interest compounded monthly from June 12, 2023, on the unpaid principal at the rate of 9% per annum.

This First Amended Promissory Note is intended to amend and replace the Promissory Note between the same Parties in the amount of $95,000.00 dated April 27, 2023.

I. RECITALS

A.            WHEREAS, ZeroNox requires additional funds for operational and payroll purposes;

B.            WHEREAS, ZeroNox has looked into securing a loan and/or line of credit, but has been offered those funds at a comparatively high interest rate;

C.            WHEREAS, Christenson is willing to extend the Due Date for the current amount owed of $95,960.10 at a 9% interest rate, as a personal loan, which funds are intended to be for the sole use and purpose of ZeroNox operations and payroll;

D.            WHEREAS, a 9% interest rate is a better interest rate than ZeroNox has been able to find available to it in the marketplace;

E.            WHEREAS, Christenson is an officer and board member of ZeroNox; and

F.            WHEREAS, the ZeroNox executives consider it in the best interest of the company to secure the additional funds being offered by Christenson through his personal loan at a 9% interest rate; and

G.            WHEREAS, it is the parties’ intention to have the $95,960.10 loan paid back by September 15, 2023 if the financial situation of ZeroNox allows it to do so, or otherwise to pay back the $95,960.10 loan at the earliest feasible date thereafter.

II. TERMS OF REPAYMENT

A. Payments

It is understood that the funds provided under this First Amended Promissory Note are intended to provide short-term bridge funding until September 15, 2023 (the “Due Date”). Thus, although no Payments are required to be made until the Due Date, it is expected and understood that the Promissory Note will be paid back in full by the Due Date unless otherwise agreed to in writing by both the Borrower and Lender. Should this Promissory Note not be paid back in full by the Due Date, then there will be other financial charges incurred by the Lender for the funds being provided, for which the Borrower agrees to be fully responsible. In addition, as further incentive to help ensure that the Promissory Note is paid back in full by the Due Date, any unpaid principal after the Due Date shall accrue interest at a rate of 18% annually until paid.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

III. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

IV. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of California.

VII. SIGNATURES

This Note shall be signed by Vonn R. Christenson on behalf of himself individually, and by Robert T. Cruess on behalf of Zero Nox Inc.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 12th day of June, 2023

Borrower:
Zero Nox Inc.

By:	/s/ Robert T. Cruess
Robert T. Cruess, President

Lender:
Vonn R. Christenson

By:	/s/ Vonn R. Christenson
Vonn R. Christenson

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